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                                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                                          ATTORNEYS AT LAW

WASHINGTON, D.C.                             A REGISTERED LIMITED LIABILITY PARTNERSHIP                            BRUSSELS, BELGIUM
DALLAS, TEXAS                                    INCLUDING PROFESSIONAL CORPORATIONS                                MOSCOW, RUSSIA
AUSTIN, TEXAS
SAN ANTONIO, TEXAS                                         399 PARK AVENUE
HOUSTON, TEXAS
                                                         NEW YORK, NY 10022

                                                           (212) 872-1000

                                                         FAX (212) 872-1002

                                                WRITER'S DIRECT DIAL NUMBER (212) 872-1000

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                                                  May 6, 1996

Board of Directors
The Wet Seal, Inc.
64 Fairbanks
Irvine, California 92718

          Re: Registration Statement on Form S-3 filed on April 30, 1996
              Registration No.: 333-4246

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by The Wet Seal, Inc. (the "Company") with the Securities and Exchange Commission on April 30, 1996 pursuant to the Securities Act of 1933 (the "Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"), you have requested that we furnish to you our opinion as to the legality of the 3,100,000 shares of Class A Common Stock, $.10 par value per share (the "Class A Common Stock"), being registered under the Registration Statement and consisting of (i) 765,000 shares of Class A Common Stock being offered by the Company and (ii) 2,335,000 shares of Class A Common Stock being offered in the aggregate by 2927977 Canada Inc., Gross-Teitelbaum Holdings, Inc. and Suzy Shier Inc. (the "Selling Stockholders") issuable upon conversion of an equal number of shares of Class B Common Stock, $.10 par value per share (the "Class B Common Stock"), held by the Selling Stockholders.

     In this regard, we have examined originals or copies authenticated to our satisfaction of the Company's Restated Certificate of Incorporation, the Company's Bylaws and the Company's records of corporate proceedings. In addition, we have made such other examination of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

     Based upon and subject to the foregoing, we are of the opinion that (a) the 765,000 shares of Class A Common Stock being offered by the Company have been duly and validly authorized and, when issued and delivered, will be duly and validly issued, fully paid

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Board of Directors
The Wet Seal, Inc.
Page 2

and non-assessable; (b) the 2,335,000 shares of Class B Common Stock held by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and non-assessable; and (c) the 2,335,000 shares of Class A Common Stock being offered by the Selling Stockholders have been duly and validly authorized and, when issued and delivered upon conversion of an equal number of shares of Class B Common Stock, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules and Regulations.


                                   Very truly yours,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.